UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2026

Ocean Capital Acquisition Corp

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-43334	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1209 Orange Street

Wilmington, DE 19801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (323) 242-0766

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right, and one redeemable warrant	OCACU	New York Stock Exchange
Ordinary shares, par value $0.0001 per share	OCAC	New York Stock Exchange
Rights, each entitling the holder to receive one ordinary share upon the consummation of a business combination	OCACR	New York Stock Exchange
Warrants, each exercisable for one ordinary share	OCACW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 29, 2026, Ocean Capital Acquisition Corp (the “Company”) announced that the holders of the Company’s units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), rights, and warrants included in the Units commencing on August 3, 2026. Each Unit consists of one Ordinary Share, one right, each entitling the holder to receive one ordinary share upon the consummation of a business combination (the “Rights”), and one warrant, each exercisable for one Ordinary Share (the “Warrants”). Any Units not separated will continue to trade on The New York Stock Exchange (“NYSE”) under the symbol “OCACU.” Any underlying Ordinary Shares, Rights, and Warrants that are separated will trade on NYSE under the symbols “OCAC”, “OCACR” and “OCACW”, respectively. Holders of Units will need to have their brokers contact Odyssey Transfer and Trust Company LLC, the Company’s transfer agent, in order to separate the holders’ Units into Ordinary Shares, Rights, and Warrants.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN CAPITAL ACQUISITION CORPORATION

	By:	/s/ Kin (Stephen) Sze
	Name:	Kin (Stephen) Sze
	Title:	Chief Executive Officer
Dated: July 29, 2026

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